SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the
                           Securities Exchange Act of 1934


          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:

          [ ]   Preliminary Proxy Statement   [ ]   Confidential,  for  Use
                                                    of Commission
                                                    Only  (as  permitted by
                                                    Rule 14a-6(e)(2))
          [X]   Definitive Proxy Statement
          [ ]   Definitive Additional Materials
          [ ]   Soliciting Material Pursuant to Section 240.14a-11(c)
                or Section 240.14a-12

                            Century Telephone Enterprises, Inc.
                ____________________________________________________________
                      (Name of Registrant as Specified In Its Charter)

                                           N/A
                ____________________________________________________________
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
                14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                1)    Title of each class of securities to which transaction
                      applies:
                      ______________________________________________________

                2)    Aggregate number of securities to which transaction
                      applies:
                      ______________________________________________________

                3)    Per unit price or other underlying value of
                      transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                      ______________________________________________________

                4)    Proposed maximum aggregate value of transaction:
                      ______________________________________________________

          [X]   Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1)    Amount Previously Paid:
                      _______________________________

                2)    Form, Schedule or Registration Statement No.:
                      _______________________________

                3)    Filing Party:
                      _______________________________

                4)    Date Filed:
                      _______________________________

                                  [CTEI LETTERHEAD]

          Dear Shareholder:

               The enclosed proxy card solicited on behalf of the Board of Directors of Century Telephone Enterprises, Inc. (the "Company") indicates the number of votes that you will be entitled to cast at the Company's Annual Meeting of Shareholders to be held May 11, 1995 (the "Annual Meeting"), according to the stock records of the Company. At the Annual Meeting, the shareholders will consider and vote upon (i) the election of five Class I directors, (ii) amendments to the Company's articles of incorporation to increase the number of authorized shares of common stock, to clarify and expand the protections currently afforded under the Company's "fair price" article, and to clarify, simplify and update certain other specified articles and
          (iii) a new incentive compensation plan for key employees, all of which are described further in the accompanying notice and proxy statement.

               The Company's Articles of Incorporation, the relevant provisions of which are printed on the reverse side of this letter, provide that each voting share of the Company that has been "beneficially owned" continuously since May 30, 1987 entitles the holder thereof to ten votes, subject to compliance with certain procedures; each other voting share entitles the holder thereof to one vote. In general, shares registered in the name of any natural person or estate that are represented by certificates dated prior to May 30, 1987 are presumed to have ten votes per share. All other shares are presumed to have only one vote per share.

               The Articles of Incorporation, however, set forth a list of circumstances in which the foregoing presumption may be refuted. Please review the provisions on the reverse side of this letter and, if you believe that the information set forth on your proxy card is incorrect or a presumption made with respect to your shares should not apply, send a letter to the Company at the above address briefly describing the reasons for your belief. Merely marking the proxy card will not be sufficient notification to the Company that you believe the voting information thereon is incorrect.

               The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will promptly advise each shareholder concerned of its decision with respect thereto, although in many cases the Company will not have time to inform a shareholder of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at
          (318) 388-9500.



                                             Clarke M. Williams
                                             Chairman of the Board

          March 24, 1995

                                  [CTEI LETTERHEAD]

          Dear Shareholder:

               The enclosed proxy card solicited on behalf of the Board of Directors of Century Telephone Enterprises, Inc. (the "Company") indicates the number of shares that you will be entitled to have voted at the Company's Annual Meeting of Shareholders to be held May 11, 1995 (the "Annual Meeting"), according to the records of your broker, bank or other nominee. At the Annual Meeting, the shareholders will consider and vote upon (i) the election of five Class I directors, (ii) amendments to the Company's articles of incorporation to increase the number of authorized shares of common stock, to clarify and expand the protections currently afforded under the Company's "fair price" article, and to clarify, simplify and update certain other specified articles and
          (iii) a new incentive compensation plan for key employees, all of which are described further in the accompanying notice and proxy statement.

               The Company's Articles of Incorporation, the relevant provisions of which are printed on the reverse side of this letter, provide that each voting share of the Company that has been "beneficially owned" continuously since May 30, 1987 entitles the holder thereof to ten votes, subject to compliance with certain procedures; each other voting share entitles the holder thereof to one vote. All shares held through a broker, bank or other nominee, however, are presumed to have one vote per share. The Articles of Incorporation set forth a list of circumstances in which this presumption may be refuted by the person who has held all of the attributes of beneficial ownership referred to in Paragraph 3 of the voting provisions printed on the reverse side of this letter since May 30, 1987. Please review those provisions and, if you believe that some or all of your shares are entitled to ten votes, you may follow one of the two procedures outlined below.

               First, you may write a letter to the Company at the above address describing the reasons for your belief. The letter should contain your name (unless you prefer to remain anonymous), the name of the brokerage firm, bank or other nominee holding your shares, your account number with such nominee and the number of shares you have beneficially owned continuously since May 30, 1987. Alternatively, you may ask your broker, bank or other nominee to write a letter to the Company on your behalf stating your account number and indicating the number of shares that you have beneficially owned continuously since May 30, 1987. In either case, your letter should indicate how you wish to have your shares voted at the Annual Meeting so that, once a determination as to voting power is made, your votes may be counted.

               The Company will consider all letters received prior to the date of the Annual Meeting and, when a return address is provided in the letter, will promptly advise each beneficial owner or nominee, as the case may be, concerned of its decision with respect thereto, although in many cases the Company will not have time to inform an owner or nominee of its decision prior to the time the shares are voted. In limited circumstances, the Company may require additional information before a determination will be made. If you have any questions about the Company's voting procedures, please call the Company at (318) 388-9500.




                                                  Clarke M. Williams
                                                  Chairman of the Board

          March 24, 1995

                                  [CTEI LETTERHEAD]



          Dear Participants  in  the  Company's  Stock Bonus Plan, Employee
            Stock Ownership Plan, Dollars & Sense Plan or Retirement Savings Plan for Bargaining Unit Employees:

               As a participant in one or more of the above-listed plans you are entitled to direct the exercise of voting power with respect to shares of the Company's Common Stock held in such plans in connection with the Company's 1995 Annual Meeting of Shareholders. At such meeting, the shareholders will consider and vote upon (i) the election of five Class I directors, (ii) amendments to the Company's articles of incorporation to increase the number of authorized shares of common stock, to clarify and expand the protections currently afforded under the Company's "fair price" article, and to clarify, simplify and update certain other specified articles and (iii) a new incentive compensation plan for key employees, all of which are described further in the accompanying notice and proxy statement.

               If you choose to direct the exercise of the plans' voting power, all of your instructions (subject to certain limited exceptions) will be deemed to be made by you in your capacity as a "named fiduciary" under the plans, which require you to direct your votes in a manner that you believe to be prudent and in the best interests of the participants of each respective plan. If you wish to direct the exercise of such voting power in such manner, please complete and return the enclosed voting instruction cards no later than the close of business on May 9, 1995 in accordance with the accompanying instructions.

               Most of you will receive the attached proxy materials of the Company from both (i) Regions Bank of Louisiana ("Regions Bank"), which is the trustee for the Company's Stock Bonus and Employee Stock Ownership Plans, and (ii) Wells Fargo Bank, National
          Association ("Wells Fargo"), which is the trustee for the Company's Dollars & Sense and Retirement Savings Plans. To ensure that your voting instructions are counted, please carefully review the instructions separately provided by each such trustee. It is important that all voting instruction cards relating to the Stock Bonus or Employee Stock Ownership Plans are returned ONLY to Regions Bank and that all voting instruction cards relating to the Dollars & Sense and Retirement Savings Plans are returned ONLY to Wells Fargo.

               If after reading the accompanying instructions you have any questions regarding the enclosed voting instruction cards, please contact the trustee responsible for administering the plan or plans to which your questions relate.





                                        Clarke M. Williams
                                        Chairman of the Board

          March 24, 1995

                      VOTING PROVISIONS

     Paragraph A of Article III of the Company's Articles of Incorporation provides, in part:
                           * * * * *
     (2)Each share of Common Stock and each outstanding share of the Series A and H Preferred Stock ("Voting
  Preferred Stock") which has been beneficially owned continuously by the same person since May 30, 1987 will entitle such person to ten votes with respect to such share on each matter properly submitted to the shareholders of the Corporation for their vote, consent, waiver, release or other action when the Common Stock and the Voting Preferred Stock vote together with respect to such matter.
     (3)For purposes of this paragraph A, a change in beneficial ownership of a share of the Corporation's stock shall be deemed to have occurred whenever a change occurs in any person or group of persons who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares (i) voting power, which includes the power to vote, or to direct the voting of such share; (ii) investment power, which includes the power to direct the sale or other disposition of such share; (iii) the right to receive or retain the proceeds of any sale or other disposition of such share; or (iv) the right to receive distributions, including cash dividends, in respect to such share.
     a. In the absence of proof to the contrary provided in accordance with the procedures referred to in subparagraph
  (5) of this paragraph A, a change in beneficial ownership shall be deemed to have occurred whenever a share of stock is transferred of record into the name of any other person.
     b. In the case of a share of Common Stock or Voting Preferred Stock held of record in the name of a corporation, general partnership, limited partnership, voting trustee, bank, trust company, broker, nominee or clearing agency, or in any other name except a natural person, if it has not been established pursuant to the procedures referred to in subparagraph (5) that such share was beneficially owned continuously since May 30, 1987 by the person who possesses all of the attributes of beneficial ownership referred to in clauses (i) through
  (iv) of subparagraph (3) of this paragraph A with respect to such share of Common Stock or Voting Preferred Stock, then such share of Common Stock or Voting Preferred Stock shall carry with it only one vote regardless of when record ownership of such share was acquired.
     c. In the case of a share of stock held of record in the name of any person as trustee, agent, guardian or custodian under the Uniform Gifts to Minors Act as in effect in any state, a change in beneficial ownership shall be deemed to have occurred whenever there is a change in the beneficiary of such trust, the principal of such agent, the ward of such guardian or the minor for whom such custodian is acting.
     (4)Notwithstanding anything in this paragraph A to the contrary, no change in beneficial ownership shall be deemed to have occurred solely as a result of:
     a. any event that occurred prior to May 30, 1987, including contracts providing for options, rights of first refusal and similar arrangements, in existence on such date to which any holder of shares of stock is a party;
     b. any transfer of any interest in shares of stock pursuant to a bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing paragraph A;
     c. any change in the beneficiary of any trust, or any distribution of a share of stock from trust, by reason of the birth, death, marriage or divorce of any natural person, the adoption of any natural person prior to age 18 or the passage of a given period of time or the attainment by any natural person of a specified age, or the creation or termination of any guardianship or custodian arrangement; or
     d. any appointment of a successor trustee, agent, guardian or custodian with respect to a share of stock.
     (5)For purposes of this paragraph A, all determinations concerning changes in beneficial ownership, or the absence of any such change, shall be made by the Corporation. Written procedures designed to facilitate such determinations shall be established by the Corporation and refined from time to time. Such procedures shall provide, among other things, the manner of proof of facts that will be accepted and the frequency with which such proof may be required to be renewed. The Corporation and any transfer agent shall be entitled to rely on all information concerning beneficial ownership of a share of stock coming to their attention from any source and in any manner reasonably deemed by them to be reliable, but neither the Corporation nor any transfer agent shall be charged with any other knowledge concerning the beneficial ownership of a share of stock .
     (6)Each share of Common Stock acquired by reason of any stock split or dividend shall be deemed to have been beneficially owned by the same person continuously from the same date as that on which beneficial ownership of the share of Common Stock, with respect to which such share of Common Stock was distributed, was acquired.
     (7)Each share of Common Stock acquired upon conversion of the outstanding Series A and H Preferred Stock of the Corporation ("Convertible Stock") shall be deemed to have been beneficially owned by the same person continuously from the date on which such person acquired the Convertible Stock converted into such share of Common Stock.
     (8)Where a holder beneficially owns shares having ten votes per share and shares having one vote per share, and transfers beneficial ownership of less than all of the shares held, the shares transferred shall be deemed to consist, in the absence of evidence to the contrary, of the shares having one vote per share.
     (9)Shares of Common Stock held by the Corporation's employee benefit plans will be deemed to be beneficially owned by such plans regardless of how such shares are allocated to or voted by participants, until the shares are actually distributed to participants.
     (10) Each share of Common Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical to all other shares of Common Stock in all other respects.
     (11) Each share of Voting Preferred Stock, whether at any particular time the holder thereof is entitled to exercise ten votes or one, shall be identical in all other respects to all other shares of Voting Preferred Stock in the same designated series.
     (12) Each share of Common Stock issued by the Corporation in a business combination transaction shall be deemed to have been beneficially owned by the person who received such share in the transaction continuously for the shortest period, as determined in good faith by the Board of Directors, that would be permitted for the transaction to be accounted for as a pooling of interests, provided that the Audit Committee of the Board of Directors has made a good faith determination that (i) such transaction has a bona fide business purpose, (ii) it is in the best interests of the Corporation and its shareholders that such transaction be accounted for as a pooling of interests under generally accepted accounting principles and (iii) such issuance of Common Stock does not have the effect of nullifying or materially restricting or disparately reducing the per share voting rights of holders of an outstanding class or classes of voting stock of the Corporation. Notwithstanding the foregoing, the Corporation shall not issue shares in a business combination transaction if such issuance would result in a violation of Rule 19c-4 under the Securities Exchange Act of 1934 and nothing herein shall be interpreted to require the Company to account for any business combination transaction in any particular manner.

                         CENTURY TELEPHONE ENTERPRISES, INC.
                                    P. O. Box 4065
                               Monroe, Louisiana  71211

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          TO THE SHAREHOLDERS OF
               CENTURY TELEPHONE ENTERPRISES, INC.

               The Annual Meeting of Shareholders of Century Telephone Enterprises, Inc. (the "Company") will be held at 2:00 p.m., local time, on May 11, 1995, at the Holiday Inn Professional Centre/Atrium, 2001 Louisville Avenue, Monroe, Louisiana, for the following purposes:

          .    To elect five Class I directors;
          .    To  consider  and  vote  upon  amendments  to  the Company's articles of incorporation to:
               (1)  increase  the  number  of  authorized shares of  common stock to 175 million shares;
               (2)  clarify and expand the protections  currently  afforded under the Company's "fair price" article by:
                    (A)  clarifying the definition of Related Person; and
                    (B)  clarifying     the    definition    of    Business
                         Combinations; and
               (3)  clarify, simplify and update the articles by:
                    (A)  adding   a   new  article   regarding   directors'
                         qualifications;
                    (B) clarifying the Board's authority to limit management's liability;
                    (C) deleting a provision mandating the use of stock certificates;
                    (D)  adding  a clarifying definition  of  total  voting
                         power; and
                    (E)  adding a clarifying definition of capital stock;
          .    To  consider  and  vote  upon  a  proposal  to  approve  the
               Company's 1995 Incentive  Compensation  Plan as set forth in the accompanying proxy statement; and
          .    To transact such other business as may properly  come before the meeting and any adjournments thereof.

               The Board of Directors has fixed the close of business on March 13, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and all adjournments thereof.
                                             By  Order  of  the   Board  of
          Directors




                                             HARVEY P. PERRY, Secretary

          Dated:  March 24, 1995

                       ________________________________________

          SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU EXPECT TO ATTEND, IT IS IMPORTANT THAT YOU PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. IF YOU PLAN TO ATTEND AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.
                       ________________________________________


                        CENTURY  TELEPHONE  ENTERPRISES,  INC.
                             ____________________________

                                   PROXY  STATEMENT
                                (dated March 24, 1995)

                             ____________________________

                          ANNUAL  MEETING  OF  SHAREHOLDERS

                               TO BE HELD MAY 11, 1995


               This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Century Telephone Enterprises, Inc. (the "Company") for use at its annual meeting of shareholders to be held at the time and place set forth in the accompanying notice, and at any adjournments thereof (the "Meeting"). This proxy statement is first being mailed to shareholders of the Company on or about March 27, 1995.

               On   March   13,  1995,  the  record  date  for  determining
          shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), the Company had outstanding 58,219,027 shares of common stock (the "Common Stock") and 90,707 shares of preferred stock that votes together with the Common Stock as a single class on all matters ("Voting Preferred Stock" and, collectively with the Common Stock, "Voting Shares"). The Company's Restated Articles of Incorporation (the "Articles") generally provide that holders of Voting Shares that have been beneficially owned continuously since May 30, 1987 are entitled to cast ten votes per share, subject to compliance with certain procedures. Article III of the Articles and the voting procedures adopted thereunder contain several provisions governing the voting power of the Voting Shares, including a presumption that each Voting Share held by nominees or by any holder other than a natural person or estate entitles such holder to only one vote, unless the record holder thereof furnishes the Company with evidence to the contrary. Applying the presumptions described in Article III, the Company's records indicate that 138,489,744 votes are entitled to be cast at the Meeting, of which 138,235,579 (99.8%) are attributable to the Common Stock. All percentages of voting power set forth in this proxy statement have been calculated based on such number of votes.

               The Company will pay all expenses of soliciting proxies for the Meeting. Proxies may be solicited personally, by mail, by telephone or by facsimile by the Company's directors, officers and employees, who will not be additionally compensated therefor. The Company will also request persons holding Voting Shares in their names for others, such as brokers, banks and other nominees, to forward proxy materials to their principals and request authority for the execution of proxies, for which the Company will reimburse them for expenses incurred in connection therewith. The Company has retained Hill and Knowlton, Inc. to assist in the solicitation of proxies from brokers, banks, nominees and individuals, for which it will be paid a fee of $7,500 and will be reimbursed for certain out-of-pocket expenses.

                                ELECTION OF DIRECTORS

               The Articles  authorize  a  board of directors of 14 members divided into three classes. Members of the respective classes hold office for staggered terms of three years, with one class elected at each annual shareholders' meeting. Five Class I directors will be elected at the Meeting. Unless authority is withheld, all votes attributable to the shares represented by each duly executed and delivered proxy will be cast for the election of each of the five below-named Class I nominees, each of whom has been recommended for election by the Board's Nominating Committee. If for any reason any proposed nominee should decline or become unable to stand for election as a director, which is not anticipated, votes will be cast instead for another candidate designated by the Board, without resoliciting proxies.

               The following provides certain information with respect to each proposed nominee and each other director whose term will continue after the Meeting, including his beneficial ownership of shares of Common Stock determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, (i) all information is as of the Record Date, (ii) each person has been engaged in the principal occupation shown for more than the past five years and (iii) shares beneficially owned are held with sole voting and in-vestment power. Unless otherwise indicated, none of the persons named below beneficially owns more than 1% of the outstanding shares of Common Stock or is entitled to cast more than 1% of the total voting power.

          ____________________________________________________________

          Class I Directors (for term expiring in 1998):
          ____________________________________________________________

                                   William  R.  Boles,  Jr., age 38; a
                                   director since 1992; Vice President
                                   and   a   director  and  practicing
                                   attorney with  Boles, Boles & Ryan,
                                   a professional law corporation.

              Director             Committee Memberships:    Insurance
               Photo               Evaluation  (Chairman); Shareholder
                                   Relations

                                   Shares Beneficially Owned:   2,055
          ____________________________________________________________

                                   W. Bruce Hanks,  age 40; a director
                                   since        1992;       President-
                                   Telecommunications  Services of the
                                   Company     (or     a    comparable
                                   predecessor  position)  since  July
                                   1989.

              Director             Committee Memberships:    Insurance
               Photo               Evaluation

                                   Shares Beneficially Owned:
                                   135,801<FN1>

          ____________________________________________________________

                                   C.  G. Melville,  Jr.,  age  54;  a
                                   director    since   1968;   private
                                   investor;   restaurant   proprietor
                                   from  March  1991   to  July  1992;
                                   President,    Melville   Equipment,
                                   Inc., a distributor  of  marine and
                                   industrial   equipment,  prior   to
                                   March 1991.

              Director             Committee  Memberships:      Audit;
               Photo               Insurance Evaluation; Nominating

                                   Shares Beneficially Owned:   15,034
          ____________________________________________________________

                                   Glen  F.  Post,  III,   age  42;  a
                                   director since 1985; Vice  Chairman
                                   of  the  Board  and Chief Executive
                                   Officer of the Company  since  1992
                                   and  President  since  1990;  Chief
                                   Operating   Officer  from  1988  to
                                   1992.

              Director             Committee Membership:     Executive
               Photo
                                   Shares Beneficially Owned:

                                   288,395<FN1>

          ____________________________________________________________

                                   Clarke   M.  Williams,  age  73;  a
                                   director since  1968;  Chairman  of
                                   the  Board; Chief Executive Officer
                                   from the Company's incorporation in
                                   1968 to 1989 and from 1990 to 1992.
                                   Mr. Williams, who is the father-in-
                                   law of Harvey P. Perry, founded the
                                   Company's   telephone  business  in
                                   1946.

              Director             Committee Membership:     Executive
               Photo               (Chairman)

                                   Shares Beneficially Owned:

                                   641,438<FN1><FN2>

          ____________________________________________________________

          The  Board  unanimously recommends a vote FOR each
          of these proposed nominees.
          ____________________________________________________________
          ____________________________________________________________

          Class II Directors (term expires in 1996):
          ____________________________________________________________

                                   Virginia Boulet, age 41; a director
                                   since   January  1995(3);  Partner,
                                   Phelps Dunbar,  L.L.P., a law firm,
                                   since March 1992;  Partner,  Jones,
                                   Walker,     Waechter,    Poitevent,
                                   Carrere & Denegre,  L.L.P.,  a  law
                                   firm,  from  January  1989 to March
                                   1992.

               Director             Committee Memberships:       Audit;
                Photo               Shareholder Relations

                                    Shares Beneficially Owned:      500
           ____________________________________________________________

                                    Ernest  Butler,  Jr.,   age  66;  a
                                    director since 1971; Executive Vice
                                    President  and  Director,  Stephens
                                    Inc., an investment banking firm.

               Director             Committee Memberships:       Audit;
                Photo               Compensation (Chairman);
                                    Shareholder Relations

                                    Shares Beneficially Owned:      337
           ____________________________________________________________

                                    James  B.  Gardner,   age   60;   a
                                    director   since   1981;   Managing
                                    Director  of  a division of Service
                                    Management  Company,   a  financial
                                    services  firm, and Chairman  of  a
                                    division  of   Affiliated  Computer
                                    Service,  Inc.,  a   data  services
                                    provider, since May 1994; President
                                    and    Chief   Executive   Officer,
                                    Pacific Southwest Bank, F.S.B. from
                                    November  1991  to April 1994; from
                                    March   1991   to  November   1991,
                                    Chairman of the Board and President
                                    of   Elm   Interests,    Inc.,    a
                                    corporation  formed  to acquire and
                                    operate  Bluebonnet  Savings  Bank,
                                    F.S.B.;    President   and    Chief
                                    Executive  Officer   of   Marquette
                                    National Life Insurance Company and
                                    an    officer    of    its   parent
                                    corporation  from  August  1990  to
               Director             March 1991; served from  July  1987
                Photo               to  August  1990  as  an  executive
                                    officer of either Bank One,  Texas,
                                    N.A.,  Mbank  Dallas,  N.A.  or the
                                    federal  bridge  bank organized  to
                                    acquire  Mbank  Dallas,  N.A.   Mr.
                                    Gardner has also been a director of
                                    Ennis  Business Forms,  Inc.  since
                                    1970.

                                    Committee Memberships:   Executive;
                                    Audit; Compensation

                                    Shares Beneficially Owned:    1,012
           ____________________________________________________________

                                    R.  L.  Hargrove,  Jr.,  age  63; a
                                    director  since  1985;  retired  as
                                    Executive  Vice  President  of  the
                                    Company  in  1987 after 12 years of
                                    service as an  officer;  has  acted
                                    since    1987    as   a   part-time
               Director             consultant to local  businesses and
                Photo               individuals regarding financial and
                                    tax matters.

                                    Committee Memberships:   Executive;
                                    Audit; Shareholder Relations
                                    (Chairman)

                                    Shares Beneficially Owned:   29,987
           ____________________________________________________________

                                    Johnny  Hebert,  age 66; a director
                                    since   1968;   private   investor;
                                    retired as Vice President  of River
                                    City    Electric,   an   electrical
                                    contracting firm, during 1994.

               Director             Committee Memberships:       Audit;
                Photo               Nominating (Chairman); Insurance
                                    Evaluation

                                    Shares Beneficially Owned:
                                    3,162<FN4>
           ____________________________________________________________

           Nominees for Election as Class III Directors (term
           expires in 1997):
           ____________________________________________________________

                                    Calvin Czeschin, age 59; a director
                                    since  1975;  President  and  Chief
                                    Execu-tive   Officer    of   Yelcot
                                    Telephone     Company,     Czeschin
                                    Chrysler,  Inc.  and  ComputerMart,
                                    Inc.

               Director             Committee Memberships:   Executive;
                Photo               Audit (Chairman); Shareholder Rela-
                                    tions

                                    Shares Beneficially Owned:
                                    110,332<FN5>
           ____________________________________________________________

                                    F.  Earl  Hogan, age 73; a director
                                    since 1968; Managing Partner of EDJ
                                    Farms   Partnership,    a   farming
                                    enterprise.

               Director             Committee Memberships:   Executive;
                Photo               Audit; Compensation

                                    Shares Beneficially Owned:   17,600
           ____________________________________________________________

                                    Harvey P. Perry, age 50; a director
                                    since 1990; Senior  Vice President,
                                    Secretary  and General  Counsel  of
                                    the Company.  Mr. Perry is the son-
                                    in-law of Clarke M. Williams.

               Director             Committee Membership:     Executive
                Photo
                                    Shares Beneficially Owned:

                                    165,661<FN1><FN6>

           ____________________________________________________________

                                    Jim  D. Reppond, age 53; a director
                                    since  1986;  Vice President of the
                                    Company  since  January   1,  1995;
                                    President-Telephone  Group  of  the
                                    Company     (or     a    comparable
                                    predecessor position) from May 1987
                                    to December 31, 1994.
               Director
                Photo               Committee Memberships:   Executive;
                                    Insurance Evaluation

                                    Shares Beneficially Owned:

                                    142,054<FN1>

           ____________________________________________________________

        <FN1> Includes (i) shares of restricted stock held as of the Record
              Date that were issued under, and are subject to the restrict-ions of, the Company's incentive compensation plans ("Rest-ricted Stock"), (ii) shares ("Option Shares") that the below-named individuals have the right to acquire within 60 days of the Record Date pursuant to options granted under the Company's 1988 and 1990 Incentive Compensation Programs and (iii) shares (collectively, "Plan Shares") allocated to such individuals' accounts as of December 31, 1994 under the Company's Stock Bonus Plan and Employee Stock Ownership Plan ("ESOP"), and as of the Record Date under the Company's Dollars & Sense Plan ("401(k) Plan"), as follows:


                                     Restricted   Option         Plan
                    Name               Stock      Shares        Shares
                _______________      __________   _______       _______


                W. Bruce Hanks          9,614     103,666        19,205

                Glen F. Post, III      13,101     223,782        28,685

                Clarke M. Williams     18,861     536,203        69,739

                Harvey P. Perry         9,238     120,529        12,838

                Jim D. Reppond          7,867      99,403        32,051



        <FN2> Constitutes 1.1% of  the  outstanding  shares of Common Stock and entitles Mr. Williams to cast .5% of the total voting power.

        <FN3> Ms. Boulet  replaced Tom S. Lovett, who retired as a Class II
              Director in January 1995.

        <FN4> Includes 750  shares  owned by Mr. Hebert's wife, as to which he disclaims beneficial ownership.

        <FN5> Includes 5,332 shares owned  by  Mr.  Czeschin's  wife, as to which he disclaims beneficial ownership.

        <FN6> Includes 11,335 shares owned by Mr. Perry's wife, as to which he disclaims beneficial ownership, and 550 shares held as custodian for the benefit of his children.

                                 _____________________


          Meetings and Certain Committees of the Board

               During 1994 the Board held four regular meetings and one special meeting.

               The Board's Executive Committee, which met five times during 1994, is authorized to exercise all the powers of the Board to the extent permitted by law.

               The Board's Audit Committee meets with the Company's independent and internal auditors and the Company's personnel responsible for preparing its financial reports and is responsible for reviewing the scope and results of the auditors' examination of the Company, discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls, considering and recommending to the Board a certified public accounting firm for selection as the Company's independent auditors, and directing and supervising any special investigations as instructed by the Board. The Audit Committee held three meetings during 1994.

               The Board's Nominating Committee, which held three meetings in 1994, is responsible for recommending to the Board both a proposed slate of nominees for election as directors and the individuals proposed for appointment as officers.

               The Board's Compensation Committee, which is described further below, held four meetings during 1994.

          Director Compensation

               Each director who is not an employee of the Company is paid an annual fee of $21,000 plus $1,500 for attending each regular Board meeting, $2,000 for attending each special Board meeting and $750 for attending each meeting of a Board committee. The Company permits such directors to defer all or a portion of their fees until the date designated by the director or the occurrence of certain specified events. Amounts so deferred earn interest equal to the one-year Treasury bill rate. Each director is also reimbursed for expenses incurred in attending meetings.

               Under the Company's Outside Directors' Retirement Plan, non-employee directors who have completed five years of Board service are entitled to receive, upon normal retirement, monthly payments that on a per annum basis equal the director's annual rate of compensation for Board service at retirement plus the fee payable for attending one special board meeting. In addition, this plan provides certain disability and preretirement death benefits.

                   PROPOSALS TO APPROVE AMENDMENTS TO THE COMPANY'S
                              ARTICLES OF INCORPORATION

               The Board of Directors of the Company has approved a number of amendments to the Company's Restated Articles of Incorporation (the "Articles") and has directed that they be submitted to a vote of the shareholders at the Meeting in the form of eight separate proposals (the "Amendment Proposals"), each of which is further described below.

               To be adopted, each Amendment Proposal must receive the affirmative vote of holders of two-thirds of the voting power present or represented at the Meeting, except for Amendment Proposals 2A and 2B described below, each of which must receive the affirmative vote of the holders of a majority of the Company's total voting power. Each Amendment Proposal will be voted upon independently, and the adoption of none of the Amendment Proposals is contingent upon the adoption of any other.

               The Board of Directors believes that the Amendment Proposals are in the best interests of the Company and its shareholders and unanimously recommends a vote FOR approval of each. The following discussion is qualified in its entirety by reference to Exhibit A hereto, which contains the text of the Articles after giving effect to the Amendment Proposals.
          Certain General Effects of the Amendment Proposals

               Certain of the Amendment Proposals seek to clarify, modify or expand provisions currently contained in the Articles that are intended to encourage any person desiring to acquire a controlling interest in the Company to do so through a transaction negotiated with the Company's Board of Directors rather than through a hostile takeover attempt. These currently-existing provisions are intended to assure that any acquisition of control of the Company will be subject to review by the Board to take into account, among other things, the interests of all of the Company's shareholders. However, some shareholders may find these provisions to be disadvantageous to the extent that they could limit or preclude meaningful shareholder participation in certain transactions and render more difficult or discourage certain takeovers in which shareholders might receive for some or all of their shares a price that is higher than the prevailing market price at the time the takeover attempt is commenced.
          These provisions might further render more difficult or discourage proxy contests, the assumption of control by a person of a large block of the Company's voting stock or other attempts to influence or replace the Company's incumbent management.

               Among the principal measures previously adopted by the Company that are intended to encourage persons to negotiate with the Board are (i) the Company's rights agreement, pursuant to which the Company has issued preferred stock purchase rights, each of which entitles the holder, subject to certain exceptions, to purchase shares of the Company's preferred stock upon the occurrence of certain events, including the acquisition by an unaffiliated person of 15% or more of the outstanding Common Stock or the announcement of an offer that could result in the offeror acquiring 30% or more of the outstanding Common Stock,
          (ii) a time-phased voting system that, subject to certain exceptions, entitles the holder of each outstanding Voting Share beneficially owned by the same person continuously since May 30, 1987 to cast ten votes with respect to matters submitted to the shareholders for their consideration, (iii) a section of the Articles (the "Fair Price Article") that requires various corporate actions involving a Related Person (which is defined below) to be approved by, among other votes, the holders of 80% of the Company's total voting power and 66 2/3% of the total voting power excluding shares held by the Related Person and his affiliates, unless, among other exceptions, the transaction satisfies certain minimum price, form of consideration and procedural requirements, and (iv) provisions in the Articles that require the Board of Directors, when considering a tender offer, exchange offer or similar transactions, to consider, among other factors, the social and economic effects of the proposal on the Company, its subsidiaries, and their respective employees, customers, creditors and communities.

               In addition, (i) the Articles currently provide for a classified board, authorize the issuance of "blank check" preferred stock, restrict the ability of shareholders to call special shareholders' meetings or act by written consent, require supermajority votes to effect certain corporate actions, and limit the ability of shareholders to recover monetary damages from directors and officers, (ii) the Company has entered into severance agreements with each of its executive officers and indemnification agreements with each of its officers and directors, and (iii) approximately 38% of the Company's total voting power is held by the trustee for two of the Company's employee benefit plans, each of which require the Trustee to cast such voting power as directed by the plan's participants in the manner described further herein. Each of these may be deemed to have certain anti-takeover effects.

               The Amendment Proposals have not been proposed in response to any pending or threatened contest for the election of directors or control of the Company and the Board has no reason to believe that any person is currently planning any transactions that would have such effect.

          Amendment Proposal 1 - Increase of the Authorized Common Stock

               General. The Company is currently authorized under the Articles to issue up to 100 million shares of Common Stock. As of the Record Date, approximately 64.3 million shares of Common Stock were outstanding or reserved for issuance. As described further below, the Board believes that the current amount of unreserved shares of Common Stock available for issuance in the future is inadequate. Accordingly, the Board proposes to amend the Articles to increase the authorized number of shares of Common Stock from 100 million to 175 million.

               Purposes and Effects of the Proposal. This proposal is intended to increase the Company's flexibility by increasing the number of shares of Common Stock that can be issued without further shareholder approval. The Board believes that the adoption of this proposal will enable the Company promptly and appropriately to respond to business opportunities, such as opportunities to raise additional equity capital or to finance acquisitions with Common Stock, and to issue additional shares in connection with stock splits, stock dividends and employee benefit plans. Given the limited number of shares currently available for issuance, the Company may not be able in the future to effect certain of these transactions without obtaining shareholder approval for an increase in the authorized number of shares of Common Stock. For instance, the Company is currently unable to effect a two-for-one stock split without shareholder approval. The cost, prior notice requirements and delay involved in obtaining shareholder approval at the time that corporate action may become desirable could eliminate the opportunity to effect the action or reduce the anticipated benefits.

               Although the Company is continually reviewing various acquisitions and other transactions that could result in the issuance of shares of the Company's capital stock, the Board of Directors has no present plans to issue additional shares of capital stock except for shares of Common Stock as may be required in connection with (i) the conversion of outstanding convertible securities, (ii) issuances pursuant to currently outstanding options and other equity incentives, and (iii) issuances pursuant to the Company's dividend reinvestment plan, employee stock purchase plan, restricted stock plan or other employee benefit plans. Although the Company has no current plans to declare a stock split or stock dividend, the Company has declared three stock splits (effected as stock dividends) since June 1988 and may from time to time consider additional splits or dividends if the circumstances warrant.

               The additional shares of Common Stock proposed to be authorized, together with existing authorized and unissued shares, generally will be available for issuance without any requirement for further shareholder approval, unless shareholder action is required by applicable law or by the rules of the New York Stock Exchange or of any other stock exchange on which the Common Stock may then be listed. Although the Board will authorize the issuance of additional shares only when it considers doing so to be in the best interest of shareholders, the issuance of additional Common Stock may, among other things, have a dilutive effect on earnings per share of Common Stock and on the voting rights of holders of Voting Shares. Shareholders of the Company do not have any preemptive rights to subscribe for additional shares of Common Stock that may be issued. In addition, although the Board has no current plans to do so, shares of Common Stock could be issued in various transactions that would make a change in control of the Company more difficult or costly and, therefore, less likely. For example, shares of Common Stock could be sold privately to purchasers who might support the Board in a control contest or to dilute the voting or other rights of a person seeking to obtain control. However, as indicated above, the Company is not aware of any effort by anyone to obtain control of the Company, and the Company has no present intention to use the increased shares of authorized Common Stock for any such purposes.

               The Board of Directors unanimously recommends that you vote for this Proposal.

          Amendment Proposals 2A and 2B - Clarification of Protections Afforded Under the Fair Price Article

               The Company's Board of Directors recommends that the Fair Price Article currently in effect be amended to (a) clarify the definition of Related Person ("Amendment Proposal 2A") and (b) clarify the definition of Business Combinations ("Amendment Proposal 2B").

               Amendment Proposal 2A. The current Fair Price Article, which was approved by the shareholders in 1985, is closely modeled on the Louisiana "fair price" statute adopted by the Louisiana legislature in 1984. The current Article defines a Related Person generally as any person, other than the Company's benefit plans and related trusts, who beneficially owns capital stock representing more than 10% of the Company's total voting power. This definition is similar to the 1984 statute's original definition. In 1988, the Louisiana legislature expanded this definition to include any person who is an affiliate of a corporation and held 10% or more of the corporation's total voting power within the prior two years. The effect of this expanded definition is to deter or prevent a person from seeking to circumvent the statute's protection by acquiring a significant interest in a corporation, causing himself to, among other things, be elected an officer or director, and thereafter proposing a Business Combination after he has divested his voting power below 10%. The Board recommends amending the definition of Related Person in the Fair Price Article to match the statute's expanded definition.

               Amendment Proposal 2B. As indicated above, subject to certain exceptions the Company's Fair Price Article currently requires various corporate actions (defined in such article as "Business Combinations") involving a Related Person to be approved by various supermajority votes. Currently, the Fair Price Article defines Business Combinations broadly to include most corporate actions that a Related Person might contemplate after acquiring a controlling interest in the Company in order to increase his share ownership or reduce his acquisition debt, including squeeze-out mergers, significant asset sales, liquidation of the Company, and stock issuances or reclassifications that benefit the Related Person. Although the Fair Price Article currently contains express provisions designed to deter a Related Person from seeking loans, guarantees, pledges, tax credits or other financial assistance or tax advantages from the Company that disproportionately benefit such person, it is not entirely clear whether all of these transactions would constitute Business Combinations. The Board recommends clarifying the definition of Business Combination to expressly include these transactions. The Board believes this clarification may deter or prevent a person from proposing these types of abusive transactions, will strengthen the incentives of a person interested in obtaining a controlling interest in the Company to negotiate with the Board, and will reduce the likelihood of litigation regarding whether these types of transactions constitute Business Combinations.

                                 ____________________

               Shareholders are urged to review Article V set forth in Exhibit A, which sets forth the entire Fair Price Article after giving effect to the above-described proposals. In connection with reviewing these proposals, shareholders are further urged to review the discussion above under the caption "- Certain General Effects of the Amendment Proposals."

               The Board of Directors unanimously recommends that you vote for Amendment Proposals 2A and 2B.

          Amendment Proposals 3A through 3E - Other Changes to Articles

               The Board of Directors has approved amendments to the Articles that seek to (i) add a new article conforming to the Company's current bylaw that requires directors to meet certain qualifications designed to ensure that the Company does not forfeit the benefits associated with its federal communications licenses ("Amendment Proposal 3A"), (ii) clarify the authority of the Board to take certain steps to limit the liability of directors and officers in connection with shareholder suits ("Amendment Proposal 3B"), (iii) eliminate the requirement that the Company's stock be represented by certificates ("Amendment Proposal 3C"), (iv) add a definition of total voting power ("Amendment Proposal 3D"), and (v) add a definition of capital stock ("Amendment Proposal 3E").

               Amendment Proposal 3A. Pursuant to regulations adopted by the Federal Communications Commission (the "FCC") that implement the Anti-Drug Abuse Act of 1988, the FCC cannot issue any new, modified or renewed licenses to, or act upon any applications of, any company unless such company provides certain certifications regarding the absence of drug offenses by the Company's officers and directors. As a result of these regulations and in light of the significance of the Company's FCC licenses to its business, in 1992 the Board of Directors amended the Company's bylaws to provide that no person is eligible for nomination, election or service as a director who shall (i) in the Board's opinion fail to respond satisfactorily respecting any inquiry of the Company for information to enable the Company to make any certification required under the Anti-Drug Abuse Act of 1988, (ii) have been arrested or convicted for the distribution or possession of controlled substances, subject to certain exceptions, or (iii) have engaged in actions that could lead to such an arrest or conviction and that the Board determines would make it unwise for such person to serve as a director. The Board believes that a parallel provision should be included in the Articles, which are more readily available to the public and may not be amended without shareholder approval. Accordingly, the Board recommends the addition of new Article IV(F), which provide for the same protections as are currently in effect in the bylaws.

               Amendment Proposal 3B. As permitted by Louisiana law, the Articles currently provide that (i) no director or officer shall be liable for monetary damages for breach of his fiduciary duty, subject to certain exceptions including liability for breaches of the duty of loyalty, and (ii) the Board may cause the Company to enter into indemnification agreements with management and may adopt indemnification bylaws. Louisiana law further permits corporations to procure liability insurance for officers and directors and to create self-insurance arrangements. The Board recommends that the current Articles be clarified to provide that the Board may exercise these powers to procure and self-fund insurance arrangements covering officers and directors, notwithstanding the potential conflicts raised in connection with their authorization of such arrangements. The Board further recommends that the Articles be clarified to expressly provide that the Board may cause the Company to approve for its subsidiaries' officers and directors limitation of liability, indemnification and insurance provisions comparable to the Company's. While the Board believes it already has these powers under applicable law, the Board believes these clarifications will help prevent disputes regarding its authority, thereby enhancing its ability to provide for arrangements designed to ensure that the Company remains able to attract and retain the best possible directors and officers. Shareholders are urged to review Article VII set forth in Exhibit A, which reflects the above-described changes.

               Amendment Proposal 3C.   Currently the Articles provide that
          the Company's stock shall be represented by certificates. Proposals to develop direct registration systems are currently pending which, if implemented, may permit investors on a voluntary basis to directly register their ownership of Common Stock with the Company without receiving a stock certificate. In anticipation of the possible adoption of a direct registration system, the Board recommends deleting from the Articles the requirement that all shares of the Company's stock be represented by a certificate.

               Amendment Proposal 3D. Currently the Articles provide that various matters required to be submitted to the shareholders for their vote must be approved by the affirmative vote of a specified percentage of the Company's "voting power." This term is not defined in the Articles. The Company's bylaws, however, define total voting power as the total number of votes that shareholders and holders of any bonds or other obligations granted voting rights by the Company are entitled to cast in the determination of a particular matter. To the extent that certain securities could have voting rights with respect to some but not all of the matters to be voted upon at a shareholders' meeting, this bylaw definition clarifies that the Company's voting power is determined in each instance by specific reference to the matter then being acted upon. The Board believes that a parallel provision should be included in the Articles, and accordingly recommends the addition of the definition of "total voting power" set forth in new Article V(D).

               Amendment Proposal 3E. Currently the Articles define voting stock as shares of "capital stock" entitled to vote generally in the election of directors. The term "capital stock" is not defined in the Articles, and it is unclear whether debentures, bonds or similar debt securities that may be granted voting rights pursuant to Louisiana law would be considered capital stock. Although the Board of Directors does not anticipate granting voting rights to the holders of any such securities, the Board believes that the Articles should be clarified to expressly provide that any such securities accorded voting rights should be considered capital stock. Accordingly, the Board recommends the addition of the definition of "capital stock" set forth in new
          Article V(D).

                                 __________________

               All of proposed changes contemplated by Amendment Proposals 3A through 3E are reflected in the proposed Articles attached as Exhibit A.

               The Board of Directors unanimously recommends that you vote for Amendment Proposals 3A, 3B, 3C, 3D and 3E.

          Effective Date of the Amendment Proposals

               The Company anticipates that the Amendment Proposals, if adopted by the shareholders, will become effective promptly after the Meeting as soon as the Company files with the Louisiana Secretary of State the necessary certificate required under state law. The Board of Directors has authorized the Company, in connection with such filing, to restate the Articles in their entirety to reflect the adoption of the Amendment Proposals and to renumber and reorder various articles in an effort to group similar topics together. All such proposed changes are reflected in the proposed Articles attached as Exhibit A.


             PROPOSAL TO APPROVE THE CENTURY TELEPHONE ENTERPRISES, INC.
                           1995 INCENTIVE COMPENSATION PLAN

          General

               The  Board  of  Directors  of  the Company believes that the growth of the Company depends significantly upon the efforts of its officers and key employees and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest therein. In accordance with this philosophy, in February 1995 the Board of Directors unanimously adopted the Company's 1995 Incentive Compensation Plan (the "Plan") and has directed that it be submitted for approval by the shareholders at the Meeting. The affirmative vote of the holders of a majority of the voting power present or represented at the Meeting is necessary for the shareholders to approve the Plan. The following summary of the Plan is qualified in its entirety by reference to the Plan, which is attached to this Proxy Statement as Exhibit B.

               Officers and other key employees of the Company will be eligible to receive awards ("Incentives") under the Plan when designated by the Compensation Committee of the Board of Directors or a subcommittee thereof (the "Compensation Committee"). There are approximately 30 officers of the Company and its subsidiaries who may be expected to participate in the Plan. In addition, the Compensation Committee estimates that the Company currently has approximately 35 other key employees who may participate in the Plan. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive and non-qualified stock options; (b) stock appreciation rights; (c) restricted stock; and (d) performance shares.

          General Purposes of the Proposal

               The Board of Directors is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based incentive awards. The Board of Directors believes that providing key personnel with a proprietary interest in the growth and performance of the Company is crucial to stimulating individual performance while at the same time enhancing shareholder value. The Board further believes that the Plan will assist the Company in attracting, retaining and motivating key personnel in a manner that is tied to the interests of shareholders.

               As described further below, the Plan will replace the Company's 1988 and 1990 Incentive Compensation Programs (the "Prior Plans") as to future awards if it is approved at the Meeting. The Plan updates, modernizes, eliminates and clarifies several provisions included in the Prior Plans, and includes certain new terms. Among these new terms are provisions that (i) permit the Compensation Committee, in connection with any participant's payment of the exercise price of an option in shares of Common Stock, to award an additional option to purchase the same number of shares as were surrendered, (ii) permit the Committee to take one or more alternative actions with respect to outstanding Incentives in the event of a change of control of the Company, and (iii) empower the Committee to permit the transferability of Incentives if allowed under applicable securities and tax laws. Each of these new terms is discussed further below. In addition, the Plan has been designed so that Incentives granted thereunder can qualify as performance-based compensation and be excluded from the $1 million limit on deductible compensation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Approval of the Plan will also increase the number of shares of Common Stock available for equity-based incentive awards. The Board of Directors believes these changes will improve its ability to achieve the goals of the Company's incentive compensation programs.

          Terms of the Plan

               Shares Issuable through the Plan. A total of two million shares of Common Stock are authorized to be issued under the Plan, representing approximately 3.4% of the outstanding shares of Common Stock as of the Record Date. Incentives with respect to no more than 200,000 shares may be granted to a single participant in one calendar year. A total of 491,984 shares remain available for issuance under the Prior Plans. If the Plan is approved by the shareholders at the Meeting, no further awards will be made under the Prior Plans. A total of 422,641 shares also remain available for issuance under the Company's 1983 Restricted Stock Plan (the "1983 Plan"). It is contemplated that the 1983 Plan will continue to be utilized to pay a portion of the Company's annual bonuses in the form of restricted stock. See "Executive Compensation and Related Information - Report of Compensation Committee Regarding Executive Compensation - Annual Bonus."

               Proportionate adjustments will be made to the number of shares of Common Stock subject to the Plan in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock. The Compensation Committee may also amend the terms of any Incentive to the extent appropriate to provide participants with the same relative rights before and after the occurrence of such an event. Shares of Common Stock subject to Incentives that are cancelled, terminated or forfeited, or shares of Common Stock that are issued as Incentives and forfeited or reacquired by the Company, will again be available for issuance under the Plan.

               On March 13, 1995, the closing sale price of a share of Common Stock, as reported on the New York Stock Exchange Composite Tape, was $31.

               Administration of the Plan. The Compensation Committee administers the Plan and has plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to delegate its authority as appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan.

               Amendments  to the Plan.  The Board may amend or discontinue the Plan at any time. However, in light of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), the Company anticipates that any amendment that would materially increase the benefits under the Plan, materially increase the number of securities that may be issued under the Plan or materially modify the eligibility requirements will be submitted to the shareholders for their approval. Except in limited circumstances, no amendment or discontinuance may change or impair any previously-granted Incentive without the consent of the recipient thereof.

               Types of Incentives. The Compensation Committee will be authorized under the Plan to grant stock options, restricted stock, stock appreciation rights and performance shares, each of which is described further below.

               Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of Common Stock. The Compensation Committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of an option will also be determined by the Compensation Committee, provided that the term of an incentive stock option may not exceed 10 years. No stock option granted to an officer, director or beneficial owner of more than 10% of the Common Stock who is subject to Section 16 of the 1934 Act may be exercised within the six-month period immediately following the date of grant. Any provision in the Plan or a stock option agreement notwithstanding, the Compensation Committee may accelerate the exercisability of any stock option at any time. The Compensation Committee may also approve the purchase by the Company of an unexercised stock option from the optionee by mutual agreement for the difference between the exercise price and the fair market value of the shares covered by such option.

               The option exercise price may be paid in cash, in shares of Common Stock held for at least six months, in a combination of cash and shares of Common Stock, or through a broker-assisted exercise arrangement approved by the Compensation Committee. If an optionee exercises an option while employed by the Company or a subsidiary and pays the exercise price with previously owned shares of Common Stock, the Compensation Committee may grant to the optionee an additional option to purchase the same number of shares as were surrendered at an exercise price equal to the fair market value of the Common Stock on the date of grant.

               Incentive  stock  options   will   be   subject  to  certain
          additional  requirements  necessary  in  order  to   qualify   as
          incentive stock options under Section 422 of the Code.

               Restricted Stock. Shares of Common Stock may be granted by the Compensation Committee to an eligible employee and made subject to restrictions regarding their sale, pledge or other transfer by the employee for a specified period (the "Restricted Period"). All shares of restricted stock will be subject to such restrictions as the Compensation Committee may designate in an agreement with the employee, including, among other things, that the shares are required to be forfeited or resold to the Company in the event of termination of employment or in the event specified performance goals or targets are not met. A Restricted Period of at least three years is generally required, except that if the vesting of the shares of restricted stock is subject to the attainment of performance goals, the Restricted Period may be one year or more. The Compensation Committee may prescribe conditions for the lapse of restrictions prior to the end of the Restricted Period in the case of death, disability, retirement or other termination of employment, but shares of restricted stock granted to an employee subject to Section 16 of the 1934 Act must be subject to a Restricted Period of at least six months. Subject to the restrictions provided in the participant's agreement and the Plan, a participant receiving restricted stock shall have all of the rights of a shareholder as to such shares.

               Stock Appreciation Rights. A stock appreciation right, or "SAR," is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. A SAR may be granted in conjunction with a stock option or alone without reference to any stock option. A SAR granted in conjunction with a stock option may be granted concurrently with the grant of such option or at such later time as determined by the Compensation Committee and as to all or any portion of the shares subject to the option.

               The Plan confers on the Compensation Committee discretion to determine the number of shares to which a SAR will relate as well as the duration and exercisability terms of a SAR. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. Unless otherwise provided by the Compensation Committee, a SAR will be exercisable for the same time period as any stock option to which it relates. No SAR granted to an officer subject to Section 16 of the 1934 Act may be exercised during the first six months of its term. Notwithstanding any provision in the Plan or a stock appreciation right agreement, the Compensation Committee may accelerate the exercisability of an SAR at any time.

               Upon exercise of an SAR, the holder is entitled to receive an amount that is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (a) in the case of a SAR related to a stock option, the purchase price of the shares under the option or (b) in the case of a SAR granted alone without reference to a related stock option, an amount determined by the Compensation Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any combination of Common Stock and cash.

               Performance Shares. Performance Shares consist of the grant by the Company to an eligible employee of a contingent right to receive shares of Common Stock or cash with or without any payment by the employee. Each performance share will be subject to the achievement of performance objectives by the Company, an operating division or a subsidiary by the end of or within a specified period. The number of shares granted and the performance criteria will be determined by the Compensation Committee. The award of performance shares shall not create any rights in a participant as a shareholder of the Company until the issuance of shares of Common Stock with respect to an award. Performance shares may be awarded in conjunction with the grant of dividend equivalent payment rights that entitle a participant to receive an amount equal to the cash dividends paid on an equal number of shares of Common Stock during the period beginning on the date of grant of an award and ending on the date on which the award is paid or forfeited.

               Termination of Employment. If a participant ceases to be an employee of the Company for any reason, including death, any Incentive may be exercised, shall vest or shall expire at such time or times as may be determined by the Committee in the Incentive agreement with the participant.

               Loans to Participants. The Committee may authorize the extension of a loan to a participant by the Company to cover the participant's tax liability that arises in connection with an Incentive. The terms of the loan will be determined by the Committee.

               Change of Control. If (a) the Company is not the surviving entity in a merger, consolidation or other reorganization, (b) the Company sells, leases or exchanges all or substantially all of its assets, (c) the Company is to be dissolved or liquidated,
          (d) any person or entity, other than an employee benefit plan of the Company or a related trust, acquires or gains control of more than 30% of the outstanding shares of the Company's voting stock or (e) in connection with a contested election of directors, the persons who were directors of the Company before the election no longer constitute a majority of the Board (collectively, "corporate changes"), all outstanding Incentives will automatically become exercisable and vested and all performance criteria will be waived, and, in addition, the Compensation Committee will have the authority to take several actions regarding outstanding Incentives. Within certain time periods, the Compensation Committee may (i) require that all outstanding stock options and SARs remain exercisable only for a limited time, after which time all such Incentives will terminate, (ii) require the surrender to the Company of some or all outstanding options and SARs in exchange for a cash or Common Stock payment for each option or SAR equal in value to the per share change of control value, calculated as described in the Plan, over the exercise price, (iii) make any equitable adjustment to outstanding Incentives as the Compensation Committee deems necessary to reflect the corporate change or (iv) provide that an option or SAR shall become an option or SAR relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the corporate change if the participant had been the holder of record of the number of shares of Common Stock then covered by such options or SARs.

               The Board of Directors believes that providing the Compensation Committee with the choices outlined above will permit the Committee to review all relevant tax, accounting and other issues relating to the treatment of outstanding Incentives at the time of the corporate change, and thereby enable the Committee to choose the treatment that will best serve the participants and the Company. Although the automatic vesting of Incentives and other certain actions permitted to be taken by the Compensation Committee in the event of a change of control could discourage a takeover of the Company, these provisions have not been included for the purpose of making the Company a less attractive takeover target.

               Transferability of Incentives. Options, SARs and performance shares are not transferable except (a) by will, (b) by the laws of descent and distribution, (c) pursuant to a domestic relations order or (d) to family members , to a trust for the benefit of family members or to charitable institutions, if permitted by the Committee after considering tax and securities law consequences and if so provided in the Incentive agreement.

          Awards To Be Granted

               The Compensation Committee has not made a determination as to which key employees will receive Incentives under the Plan or the amounts or types of Incentives that may be granted.

          Federal Income Tax Consequences

               Under existing federal income tax provisions, a participant who receives stock options, SARs or performance shares or who receives shares of restricted stock that are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

               When a non-qualified stock option granted pursuant to the Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of the shares of Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

               An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed to the extent it exceeds federal regular individual income tax, and it is intended to ensure that individual taxpayers who have economic income do not avoid income tax by taking advantage of exclusions, deductions and credits for regular tax purposes. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the "required holding periods"). An employee disposing of such shares before the expiration of the required holding period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the Common Stock received upon exercise before the expiration of the required holding period.

               If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to the shares received in replacement therefor. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

               When a SAR is exercised, the employee will recognize ordinary income in the year the SAR is exercised equal to the value of the appreciation that he is entitled to receive pursuant to the formula previously described, and the Company will be entitled to a deduction in the same year and in the same amount.

               An  employee  who  receives  restricted stock or performance shares will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, the Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by the Company.

               If, upon a change in control of the Company, the exercisability or vesting of an Incentive granted under the Plan is accelerated, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares, if any, may be characterized as Parachute Payments (within the meaning of
          Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "Base Amount" for such employee. The Base Amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An Excess Parachute Payment, with respect to any employee, is the excess of the Parachute Payments to such person, in the aggregate, over and above such person's Base Amount. If the amounts received by an employee upon a change in control are characterized as Parachute Payments, such employee will be subject to a 20% excise tax on the Excess Parachute Payment, and the Company will be denied any deduction with respect to such Excess Parachute Payment.

               This summary of federal income tax consequences of non-qualified stock options, incentive stock options, SARs, restricted stock and performance shares does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

               The Board of Directors unanimously recommends that you vote for approval of the 1995 Incentive Compensation Plan.


                 VOTING SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

               The following table sets forth information regarding ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock and (ii) all of the Company's directors and executive officers as a group. The table also sets forth similar information for one of the executive officers listed in the Summary Compensation Table set forth elsewhere herein; similar information for each other executive officer listed in such table is included under the heading "Election of Directors." Unless otherwise indicated, all information is presented as of the Record Date and all shares indicated as beneficially owned are held with sole voting and investment power.


                                                  Amount and
                                                  Nature of
                                                  Beneficial         Percent of        Percent
                                                 Ownership of        Outstanding      of Voting
  Name and Address of Beneficial Owner          Common Stock<FN1>  Common Stock<FN1>  Power<FN2>
  ____________________________________          ______________     _____________      _________
  Principal Shareholders:

    Regions Bank of Louisiana, as Trustee         6,685,592<FN3>        11.5%            37.6%
      (the "Trustee") of the Stock Bonus
      Plan and ESOP (the "Benefit Plans")
    P. O. Box 7232
    Monroe, Louisiana 71211

    Putnam Investments, Inc.                      4,476,431<FN4>         7.7%             3.2%
    One Post Office Square
    Boston, Massachusetts  02109

    Gabelli Funds, Inc.                           2,971,607<FN5>         5.1%             2.1%
    One Corporate Center
    Rye, New York  10580-1434

  Management:

    R. Stewart Ewing, Jr.                           128,278<FN6>           *                *

    All directors and executive                   1,759,539<FN7>         3.0%             2.6%
    officers as a group (16 persons)


          ___________________

          *    Represents less than 1%.

        <FN1>  Determined  in  accordance  with Rule 13d-3 of the SEC based upon information furnished by the persons listed. In addition to Common Stock, the Company has outstanding Series A, H and K Voting Preferred Stock that votes together with the Common Stock as a single class on all matters. Although one or more persons beneficially own in excess of 5% of each of these series of Voting Preferred Stock, the percentage of voting power held by these persons is immaterial. For additional information regarding the Voting Preferred Stock, see page 1 of this proxy statement.

        <FN2>  Based  on the Company's records and,  with  respect  to  all shares held of record by the Trustee, based on information the Trustee periodically provides to the Company to establish that certain of the Trustee's shares entitle it to ten votes per share.

        <FN3>  All voting power attributable to these shares is directed by the participants of the Benefit Plans, each of whom is deemed, subject to certain limited exceptions, to tender such instructions as a "named fiduciary" under such plans, which requires the participants to direct their votes in a manner that they believe to be prudent and in the best interests of the participants of each respective plan.

        <FN4>  Based on share  ownership information as of January 23, 1995 contained in a Schedule 13G Report that Putnam Investments, Inc. has filed with the SEC. Based on such information, Putnam Investments, Inc. (i) shares voting power with respect to 438,043 of the shares shown and (ii) shares dispositive power with respect to all of the shares shown.

        <FN5>  Based on share ownership information as  of  March  10, 1993 contained in a Schedule 13D Report and amendments thereto that Gabelli Funds, Inc. has filed with the SEC. Based on such information, Gabelli Funds, Inc. (i) does not have authority to vote 146,100 of the shares shown and (ii) shares voting and dispositive power with respect to 3,000 of the shares shown.

        <FN6>  Includes  9,152  shares of Restricted Stock,  93,717  Option
               Shares that Mr. Ewing has the right to acquire within 60 days of the Record Date and 12,842 Plan Shares allocated to his account as of December 31, 1994 under the Benefit Plans and as of the Record Date under the 401(k) Plan.

        <FN7>  Includes   (i)  73,618  shares  of  Restricted  Stock,  (ii)
               1,225,985 Option Shares that such persons have the right to acquire within 60 days of the Record Date, (iii) 189,710 Plan Shares allocated to their respective accounts as of December 31, 1994 under the Benefit Plans and as of the Record Date under the 401(k) Plan, (iv) 24,545 shares held of record by the spouses of certain directors and executive officers, as to which beneficial ownership is disclaimed, and (v) 550 shares held as custodian for the benefit of the children of a director and executive officer.

                                 ___________________

                    EXECUTIVE COMPENSATION AND RELATED INFORMATION

          Report of Compensation Committee Regarding Executive Compensation

               General. The Board's Compensation Committee, among other things, monitors and evaluates the compensation levels of the Company's executive officers and directors and administers the Company's restricted stock and incentive compensation programs. All determinations of the Committee are submitted to the full Board for its ratification, except for awards under certain of the Company's stock-based compensation programs and certain other determinations that require action by independent directors. Under the Company's Bylaws, the Company may not, among other things, set the salaries or change the benefits of its executive officers without the approval of the Compensation Committee. The Committee is composed entirely of Board members who are not employees of the Company.

               The Committee periodically consults with nationally recognized consulting firms to assist it in evaluating the Company's executive compensation. With the assistance of the Committee and its consultants, the Board has adopted an executive compensation philosophy statement setting forth the Company's compensation objectives, which include:

               . if justified by corporate performance, compensating the executive group at rates higher than those of comparable companies in an effort to hire, develop, reward and retain key executives

               . providing incentive compensation tied to the Company's annual, intermediate and long-term performance

               .    encouraging team orientation

               . providing sufficient benefit levels for executives and their families in the event of disability, illness or retirement

               . structuring executive compensation to ensure its full deductibility under the Omnibus Budget Reconciliation Act of 1993

               At  present,  the  Company's   executive   compensation   is
          comprised of (i) salary, (ii) an annual cash and stock incentive bonus, (iii) additional incentive compensation in the form of stock options and a stock retention program, and (iv) other benefits typically provided to executives of comparable companies, all as described further below. For each such component of compensation, the Company's compensation levels are compared with those of comparable companies. For purpose of establishing these comparable compensation levels, the Company compares itself to a national group of several hundred companies selected by management and its consultants. This group consists of a substantial number of telecommunications companies (including most of the 11 companies comprising the "Value Line Telecommunications/Other Majors Index" referred to in the Company's stock performance graph appearing elsewhere herein), but also includes a large number of other companies that have revenue levels similar to the Company's. Compensation data from telecommunications companies is given substantially more weight than data from other companies in establishing comparable compensation levels.

               Salary. The salary of each executive officer, including the Chief Executive Officer, is based primarily on the officer's level of responsibility and comparisons to prevailing salary levels for similar positions at comparable companies. Based on these criteria, the Committee seeks to provide the Company's executive officers with salaries that are at least commensurate with the median salary levels at comparable companies. In connection with reviewing and establishing salaries, the Committee typically also reviews the Company's financial performance during the prior year. However, these criteria are given less weight in determining salaries principally due to the Committee's belief that it is more appropriate to reward positive performance through bonuses, stock options and other incentive compensation programs. Notwithstanding this, the Committee believes it is appropriate to establish salaries in excess of median salary levels when warranted by the Company's financial performance in relation to comparable companies. Although the individual performance of each executive officer is reviewed, the Committee historically has not attempted to reward individual achievement through the salary component of compensation due to the inherent subjectivity of such evaluations and the detrimental effect this might have on the Company's team orientation to executive compensation.

               During 1994, the Committee agreed to increase the salary of each executive officer between 4 to 5%. In connection with this, the Committee reviewed compensation information for comparable companies previously prepared by the Company's consultants and updated by management, along with the Company's return on equity, revenue growth and earnings growth for the prior year. These raises resulted in the Company's Chief Executive Officer receiving a salary approximately equal to the median salary for chief executive officers at comparable companies and all other executive officers receiving salaries in excess of the median salaries of comparable executives at other companies. The
          Committee believes these raises were consistent with its objectives of (i) ensuring that the executive officers receive salaries at least equal to those of comparable executives, (ii) providing above-market salaries when warranted by the Company's financial performance, and (iii) applying a team orientation to executive compensation.

               The Chairman's compensation is determined in the same manner as the compensation for all other executive officers, provided that his annual salary cannot be reduced below the minimum salary to which he is entitled under his 1993 employment agreement described below under the heading "- Employment Contracts."

               Annual Bonus. In connection with the Company's annual incentive bonus program, the Compensation Committee annually establishes target performance levels and the amount of bonus payable if these targets are met, which typically is defined in terms of a percentage of each officer's salary. In early 1994 the Committee recommended that the executive officers receive an incentive bonus for 1994 equal to 25% of their annual salaries if the Committee's 1994 targets were attained, with no bonus being payable if certain minimum target performance levels were not attained, and a bonus of up to 50% of salary being payable if the Committee's 1994 targets were substantially exceeded. Although the Committee may choose any measure of financial performance that it deems appropriate, the Committee for the past several years has used return on equity and revenue growth (as adjusted for certain non-recurring transactions specified in administrative guidelines prepared in 1990), but has weighted return on equity more heavily than revenue growth in order to reflect the Committee's desire to more closely tie executive compensation to shareholder return.

               As a result of the Company substantially exceeding its 1994 targets for both return on equity and revenue growth, each executive officer has received a bonus equal to 50% of his 1994 salary. The Compensation Committee determined to pay 60% of each executive officer's incentive bonus in cash and 40% in Restricted Stock that may not be transferred by the officer for five years and will be forfeited if prior to that time the officer leaves the Company, other than as a result of death, disability or retirement. As a result, the realization of a significant portion of the 1994 bonus is tied to the Company's future stock price performance.

               In determining the size of the executive officers' target bonuses, the Compensation Committee reviews the most current information readily available furnished by its consultants and management as to the bonus practices among comparable companies. Based on this review, the 1994 bonus paid to the Company's Chief Executive Officer is less than the median annual bonus paid in recent years to CEOs at comparable companies and the 1994 bonuses paid to the Company's other executive officers slightly exceed the median annual bonuses paid in recent years by comparable companies.

               Similar to its policy with respect to salaries, the Committee traditionally has refrained from rewarding individual achievement through the use of bonuses. However, in 1993 and 1994 the Committee has approved a special incentive bonus for the Company's President - Telecommunications Services based upon attainment of certain quantitative goals relating to cellular revenue growth (weighted 40%), operating expenses (weighted 20%) and subscriber growth (weighted 20%), and certain specified nonquantitative goals (weighted 20%). Under the special bonus, this officer may receive a cash bonus of 10% of his salary if all goals are met, with lesser amounts being payable for partial satisfaction of one or more of these goals, and a bonus of up to 20% of salary being payable if all goals are substantially exceeded. The 10% target bonus is designed to sufficiently reward this executive for successful development of a line of business that the Company believes has above-average growth potential, while at the same time ensuring that the amount received is not large enough to conflict with the Company's team approach to executive compensation. For 1994, this officer attained two of the three quantitative goals and fully attained his nonquantitative goals, which resulted in a special cash bonus of $23,885 (11% of salary). The Committee has approved a similar arrangement for this officer for 1995 and is currently exploring the possibility of reserving a portion of future bonus pools for discretionary bonus awards to executive officers based on their role in significant contributions benefiting the Company and its shareholders.

               Stock Incentive Programs. The Company's current incentive compensation programs authorize the Compensation Committee to grant stock options and various other incentives to key personnel. The Committee's philosophy with respect to stock incentive awards is to strengthen the relationship between compensation and increases in the market price of the Common Stock and thereby ally the executive officers' financial interests with those of the Company's shareholders. For a description of the Company's proposal to approve a new incentive compensation program, see "Approval of the Century Telephone Enterprises, Inc. 1995 Incentive Compensation Plan."

               Options. Options granted under these programs become exercisable based upon criteria established by the Compensation Committee. The Compensation Committee determines the size of option grants based on information furnished by the Committee's consultants regarding stock option practices among comparable companies and by applying compensation multiples designed to create greater opportunities for stock ownership the greater one's responsibilities and duties. The Committee also assesses the degree to which outstanding unexercised options held by the executive officers continue to provide appropriate incentives to improve the Company's performance. In 1993 and 1994 the Committee determined that it was unnecessary to award any new options.

               Stock Retention Program. To provide an incentive for officers to acquire and hold Common Stock, the Compensation Committee instituted a Stock Retention Program in 1993. Under this program, each executive officer who in 1993 voluntarily purchased a specified number of shares of Common Stock was awarded (i) an equal number of shares of Restricted Stock, all of which will be forfeited if within three years the purchased shares are sold or if the officer's employment terminates, other than as a result of death, disability or retirement, and (ii) performance units entitling the officer to earn a number of shares of Common Stock equal to 40% of the number of shares purchased. These shares will be earned only if the ten-day average closing price of the Common Stock increases by 30% over the price on the award date at any time prior to the fifth anniversary of the award, but may in no event be issued prior to the third anniversary date of the award. The executive officers are paid dividend equivalent cash payments with respect to unearned performance units at the dividend rate applicable to the underlying Common Stock. The Company arranged and guaranteed loans to officers for the purchase of shares in 1993 under this program. No awards were made under this program during 1994.

               Other Benefits. The Company maintains certain broad-based employee benefit plans in which the executive officers are generally permitted to participate on terms substantially similar to those relating to all other participants, subject to certain legal limitations on the amounts that may be contributed or the benefits that may be payable thereunder. The Board has determined to have the Company's matching contribution under the 401(k) Plan invested in Common Stock so as to further align employees' and shareholders' financial interests. The Company also maintains the Bonus Plan and ESOP, which serve to further align employees' and shareholders' interests.

               Additionally, the Company makes available to its officers a supplemental life insurance plan, supplemental benefits under its medical reimbursement plan, a supplemental retirement plan (which is described below under "- Pension Plan"), a supplemental defined contribution plan, a supplemental 401(k) plan, and a disability salary continuation plan.

               Compensation of Chief Executive Officer. The criteria, standards and methodology used by the Committee in reviewing and establishing the Chief Executive Officer's salary, bonus and other compensation are the same as those used with respect to all other executive officers, as described above. Application of these criteria in 1994 resulted in the Chief Executive Officer receiving for 1994 (i) a salary of $336,129, representing a 4.3% increase over his 1993 salary, and (ii) a bonus valued at 50% of his base salary paid in the form of $100,839 cash and 2,169 shares of Restricted Stock.

           Ernest Butler, Jr.       James B. Gardner         F. Earl Hogan

          Compensation Committee Interlocks and Insider Participation

               As indicated above, the members of the Compensation Committee are Ernest Butler, Jr., James B. Gardner and F. Earl Hogan. Mr. Butler is Executive Vice President of Stephens Inc., which has provided, and is expected to continue to provide, investment banking services to the Company from time to time. During 1994, Stephens Inc. was a co-manager of the Company's $150 million offering of senior notes.

          Summary of Compensation

               The following table sets forth certain information regarding the compensation of (i) the Company's Chief Executive Officer and
          (ii) each of the Company's four most highly compensated executive officers other than the Chief Executive Officer.


                                    Summary Compensation Table

                                                                      Long-Term
                                                                  Compensation Awards
                                                                 ______________________
                                                                               No. of
                                       Annual Compensation       Restricted  Securities
Name and Current                      ______________________       Stock     Underlying    All Other
Principal Position        Year         Salary       Bonus<FN1>   Awards<FN1>   Options   Compensation<FN2>
_______________________   ____        ________      ________     _________    ________   _____________

Clarke M. Williams        1994        $448,161      $134,449      $ 89,621          0      $ 75,629
  Chairman of the Board   1993         429,710       103,130       178,554          0        42,554
                          1992         412,648       123,795        82,545     97,500        40,768

Glen F. Post, III         1994         336,129       100,839        67,239          0        39,888
  Vice Chairman of the    1993         322,288        77,349       132,229          0        20,366
  Board, President and    1992         302,899        90,870        60,587     75,000        18,150
  Chief Executive Officer

W. Bruce Hanks            1994         217,930        89,264        43,586          0        28,054
  President -             1993         209,796        69,627        93,051          0        18,589
  Telecommunications      1992         204,534        61,360        40,899     52,500        16,485
  Services

Harvey P. Perry           1994         212,440        63,732        42,501          0        27,879
  Senior Vice President,  1993         202,496        48,599        92,896          0        18,442
  Secretary and General   1992         194,632        58,390        38,927     52,500        16,123
  Counsel



R. Stewart Ewing, Jr.     1994         212,178        63,653        42,439          0        27,542
  Senior Vice President   1993         202,256        48,541        92,605          0        18,174
  and Chief Financial     1992         194,491        58,347        38,897     52,500        15,872
  Officer

____________________

    <FN1>  For each  year  indicated  above,  the  Company  has  awarded   a
           portion  of the    officers'  annual  incentive  bonuses  in  the
           form of  Restricted Stock  ("Bonus  Restricted Shares").       In
           addition, in 1993 the Company issued in connection with its Stock Retention Program additional shares of Restricted Stock ("Other Restricted Shares") and performance units entitling officers to earn shares of Common Stock if the average trading price of such stock increases by 30% over the price on the award date ("Contingent Performance Shares"). The table above reflects, for each year indicated, the aggregate value of Bonus Restricted Shares and Other Restricted Shares awarded, determined in each case as of the award date. The chart below sets forth additional information as of December 31, 1994 regarding the named executive officers' aggregate holdings of such shares and the aggregate value thereof, determined as if all such Restricted Stock and all Contingent Performance Shares were fully vested and earned. (This chart does not reflect Bonus Restricted Shares granted in February 1995 as incentive bonuses for the Company's 1994 performance.)




                                                                    Aggregate
                   Bonus          Other     Contingent              Value at
                 Restricted     Restricted  Performance            December 31,
   Name            Shares         Shares      Shares     Total        1994
_____________    __________     __________  ___________  ______    ___________
Williams           13,906          3,600       1,440     18,946      $558,907

Post                9,078          2,700       1,080     12,858       379,311

Hanks               6,933          2,025         810      9,768       288,156

Perry               6,552          2,025         810      9,387       276,917

Ewing               6,286          2,025         810      9,121       269,070


            Dividends or dividend equivalent cash payments are paid currently with respect to all shares described above. For additional information regarding the foregoing, see "- Report of
            Compensation  Committee  Regarding  Executive Compensation."

   <FN2>  Comprised of the Company's (i) matching contributions to the 401(k)
          Plan, (ii) premium payments under a medical reimbursement plan that are attributable to benefits in excess of those provided generally for other employees, (iii) premium payments for life insurance policies providing death benefits to the executive officers' beneficiaries (and no other benefit to such officers), and (iv) contributions pursuant to the Stock Bonus Plan and ESOP valued as of December 31, 1994 (as supplemented in 1994 by contributions under the Company's Supplemental Defined Contribution
          Plan), in each case for and on behalf of the named executive officers as follows:


                                                         Medical     Life     Stock Bonus
                                           401(k) Plan    Plan    Insurance  Plan and ESOP
                    Name            Year  Contributions Premiums  Premiums   Contributions
                  ________          ____  _____________ ________  _________  _____________
                  Williams          1994     $     0    $  1,344   $ 29,245       $45,040
                                    1993           0       1,344     25,923        15,287
                                    1992       2,182       1,344     23,131        14,111

                  Post              1994       4,135       1,344        628        33,781
                                    1993       3,164       1,344        571        15,287
                                    1992       2,182       1,344        513        14,111

                  Hanks             1994       4,424       1,344        384        21,902
                                    1993       3,285       1,344        361        13,599
                                    1992       2,182       1,344        348        12,611

                  Perry             1994       4,429       1,344        756        21,350
                                    1993       3,323       1,344        669        13,106
                                    1992       2,182       1,344        597        12,000

                  Ewing             1994       4,429       1,344        445        21,324
                                    1993       3,323       1,344        397        13,110
                                    1992       2,182       1,344        354        11,992


                                   ___________________


            Option Exercises and Holdings

                 The  following  table  sets  forth  certain
            information concerning the exercise of options during 1994 and unexercised options held at December 31, 1994.

            Aggregated Option Exercises in Last Fiscal Year and Fiscal
                            Year-End Option Values

                         No. of                        Number of Securities         Value of Unexercised
                         Shares                       Underlying Unexercised      in-the-Money Options at
                        Acquired                   Options at December 31, 1994       December 31, 1994
                          on            Value       __________________________   __________________________
     Name               Exercise       Realized     Exercisable  Unexercisable   Exercisable  Unexercisable
__________________      ________       ________     ___________  _____________   ___________  _____________
Clarke M. Williams           0       $        0          596,203      30,835    $8,104,903      $241,438

Glen F. Post, III       15,000          340,500          223,782      12,950     2,213,523       101,399

W. Bruce Hanks          37,375          846,544          103,666       8,528       496,705        66,774

Harvey P. Perry         27,500          566,215          120,529       7,817       899,557        61,207

R. Stewart Ewing, Jr.    3,537           71,796           93,717       6,870       418,804        53,792


            Pension Plan

                 The   Company   has   a  Supplemental  Executive
            Retirement Plan (the "Supplemental Plan") pursuant to which each officer who has completed at least five years of service is entitled to receive a monthly payment upon retirement or, under certain circumstances, attainment of age 55. The following table reflects the annual retirement benefits that a participant with the indicated years of service and compensation level may expect to receive under the Supplemental Plan assuming retirement at age 65. Early retirement may be taken at age 55 by any person with 15 or more years of service, with reduced benefits.

                   Annual Benefit Payable on Retirement

                                   Years of Service
                       __________________________________________
        Compensation      15         20        25           30
        ____________   ________   ________  ________      _______

         $250,000     $  56,250  $  75,000 $  93,750     $112,500
          300,000        67,500     90,000   112,500      135,000
          350,000        78,750    105,000   131,250      157,500
          400,000        90,000    120,000   150,000      180,000
          450,000       101,250    135,000   168,750      202,500
          500,000       112,500    150,000   187,500      225,000
          550,000       123,750    165,000   206,250      247,500
          600,000       135,000    180,000   225,000      270,000
          650,000       146,250    195,000   243,750      292,500
          700,000       157,500    210,000   262,500      315,000
          750,000       168,750    225,000   281,250      337,500

                 The  above  table  reflects the benefits payable
            under the Supplemental Plan assuming such benefits will be paid in the form of a monthly lifetime annuity and before reductions relating to the receipt of Social Security benefits as described below. The amount of an officer's monthly payment under the Supplemental Plan is equal to his number of years of service (up to a maximum of 30 years) multiplied by the difference between 1.5% of his average monthly compensation during the 36-month period within his last ten years of employment in which he received his highest compensation and 3 1/3% of his estimated monthly Social Security benefit.

                 Under  the  Supplemental  Plan,  the  number  of
            credited years of service at December 31, 1994 was over 30 years for Mr. Williams, 18 years for Mr. Post, 14 years for Mr. Hanks, 11 years for Mr. Ewing and 10 years for Mr. Perry, and the compensation upon which benefits are based is the aggregate amount reported for each respective officer under the columns in the Summary Compensation Table appearing above that are entitled "Salary", "Bonus" and "Restricted Stock Awards" (less, for 1993 only, amounts included under the "Restricted Stock Awards" column that are attributable to Other Restricted Shares).

                 Mr.   Williams   has  the  option  of  receiving
            retirement benefits under either the Supplemental Plan or under a separate supplemental retirement plan (the "Other Plan") in which he held grandfathered rights when the Supplemental Plan was adopted. Under this Other Plan, Mr. Williams would be entitled upon retirement to receive an annual benefit equal to 65% of his highest annual salary during the last five years of employment. This benefit is reduced by (i) his Social Security benefit, determined as of the date of retirement, and (ii) the value of his Stock Bonus Plan and related Paysop accounts converted to a monthly annuity. The salary upon which benefits are based is the amount reported under the "Salary" column in the Summary Compensation Table appearing above. Currently, the benefits Mr. Williams would receive upon retirement under the Supplemental Plan significantly exceed the benefits he would receive under the Other Plan. The Company anticipates that this benefit level differential will continue for the foreseeable future.

            Employment Contracts

                 The   Company   has   agreements   with  certain
            executive officers, including Messrs. Post, Hanks, Perry and Ewing, providing for a severance payment if such officer is terminated without cause or resigns under certain specified circumstances within three years following any change in control of the Company. "Change in control" is defined as the occurrence of, among other things, any event relating to the Company that would be required to be reported to the Securities and Exchange Commission under Schedule 14A of Regulation 14A. The severance payment is equal to three times the officer's annual salary if the Board did not approve, and one year's salary if the Board did approve, the change in control. In no event, however, may a severance payment exceed the amount allowable to the Company as a deduction for federal tax purposes.

                 The  Company  also  has an employment  agreement
            with Mr. Williams providing for, among other things, a minimum annual salary of $436,800, participation in all of the Company's employee benefit plans and use of the Company's aircraft. The agreement's initial three-year term lapses in May 1996 but thereafter continues from year to year, subject to the right of Mr. Williams or the Company to terminate the agreement as of the third anniversary or any subsequent anniversary date. If Mr. Williams is terminated without cause or resigns under certain specified circumstances, including following any change in control of the Company (defined in the same manner as in the agreements described in the preceding paragraph), he will be entitled to receive, in addition to all amounts to which he is entitled pursuant to the Company's termination policies then in effect, certain severance benefits, including (i) a lump sum payment equal to three times his annual compensation, (ii) continued participation in the Company's employee benefit plans for three years and
            (iii) continued use of the Company's aircraft for one year on terms comparable to those previously in effect. If Mr. Williams terminates his employment following a change in control of the Company, he will be entitled to receive, in addition to any other amounts due, amounts sufficient to reimburse him for any excise or income taxes payable as a result of his receipt of severance benefits under the agreement.

            Performance Graph

                 The  graph  below  compares the cumulative total
            shareholder return on the Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the Value Line Telecommunications/Other Majors Index, in each case assuming (i) the investment of $100 on January 1, 1990 at closing prices on December 31, 1989 and (ii) reinvestment of dividends. The Value Line Telecommunications/Other Majors Index is prepared by Value Line, Inc., consists of 11 telecommunications companies, including the Company, and is available by contacting Value Line, Inc. directly.


















                                                             December 31,
   _____________________________________________________________________________________
                                           1989    1990     1991    1992    1993   1994
   _____________________________________________________________________________________
   Century Telephone Enterprises, Inc.     $100     $89     $ 87    $124    $113   $131
   _____________________________________________________________________________________
   S&P 500 Index                           $100     $97     $126    $136    $150   $152
   _____________________________________________________________________________________
   Value Line Telecommunications/          $100     $85     $103    $113    $126   $117
   Other Majors Index
   _____________________________________________________________________________________



            Certain Transactions and Filings

                 The  Company   paid  approximately  $445,000  to
            Boles, Boles & Ryan, a professional law corporation, for legal services rendered to the Company in 1994. William R. Boles, Jr., a director of the Company since 1992, is Vice President and a director and practicing attorney with such firm, which has provided legal services to the Company since 1968.

                 During  1994,  the  Company  paid  approximately
            $739,000 to a real estate firm owned by the brother of Harvey P. Perry, the Company's Senior Vice President, Secretary and General Counsel. In exchange for such payments (a substantial portion of which were used to compensate subcontractors and vendors and to recoup other out-of-pocket costs), such firm provided a variety of services with respect to several of the Company's office sites and over 120 of its cellular tower sites in several states, including locating and analyzing properties suitable for acquisition as cellular tower sites, negotiating purchase terms with the land owners, and subleasing cellular tower space.

                 During 1994, the Company purchased approximately
            $543,000 of electrical contracting services from a firm owned by the wife and son of Johnny Hebert, a director of the Company.

                 During  1994,   the  Company  purchased  in  the
            ordinary course of business approximately $151,000 of automobiles, computers and computer repair services from companies owned and operated by Calvin Czeschin, a director of the Company. During 1994, the Company, a local telephone company owned and operated by Mr. Czeschin, and a third telephone company collaborated to build a 60-mile fiber optic route in Arkansas to replace a microwave radio route jointly used by all three companies. In connection with this project, the Company acted as the general contractor for Mr. Czeschin's company for purposes of constructing the 9.7-mile portion of the route located in the franchised service territory of Mr. Czeschin's company. In exchange for these and other ancillary services, the Company was reimbursed approximately $427,000, which represented 100% of the Company's engineering and direct construction costs.

                 For  further  information  see  "-  Compensation
            Committee Interlocks and Insider Participation."


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                 KPMG  Peat  Marwick  LLP,  independent certified
            public accountants for the Company for 1994, has been selected by the Board to serve again in that capacity for 1995. A representative of such firm is expected to attend the Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

            Quorum and Voting of Proxies
                 The presence,  in  person  or  by proxy, of two-
            thirds of the total voting power of the Voting Shares is necessary to constitute a quorum to organize the Meeting. Shareholders voting or abstaining from voting on any issue will be counted as present for purposes of constituting a quorum to organize the Meeting.

                 If  a  quorum  is  present,  directors  will  be
            elected by plurality vote and, as such, withholding authority to vote in the election of directors will not affect whether the proposed nominees named herein are elected. As indicated above, (i) the affirmative vote of the holders of two-thirds of the voting power present or represented at the Meeting will be required to approve the Amendment Proposals, except for Amendment Proposals 2A and 2B, each of which must receive the affirmative vote of the holders of a majority of the Company's total voting power, and
            (ii) the affirmative vote of the holders of a majority of the voting power present or represented at the Meeting will be required to approve the Company's 1995 Incentive Compensation Plan (the "Incentive Plan Proposal"). For purposes of determining the amount of voting power present with respect to the votes to be taken with respect to each proposal other than Amendment Proposals 2A and 2B, shares as to which the proxy holders have been instructed to abstain from voting will not be treated as present and will therefor not affect the outcome of the vote. Abstaining with respect to Amendment Proposals 2A and 2B will have the same effect as a negative vote.

                 Under  the rules of the New York Stock Exchange,
            brokers who hold shares in street name for customers may vote in their discretion on matters when they have not received voting instructions from beneficial owners unless the matter is a non-routine, "non-discretionary" item. According to the New York Stock Exchange, brokers who do not receive such instructions will be entitled to vote in their discretion with respect to the Company's election of directors and Amendment Proposal 1, but will not be entitled to vote in their discretion with respect to the other proposals described herein. If brokers who do not receive voting instructions may not or do not exercise discretionary voting power (a "broker non-vote") with respect to any matter to be considered at the Meeting, shares that are not voted will be treated as present for purposes of constituting a quorum to organize the Meeting but not present with respect to considering such matter. Because Amendment Proposals 2A and 2B must be approved by the affirmative vote of the holders of a majority of the Company's total voting power, broker non-votes with respect to these proposals will have the same effect as a negative vote. Because all other matters must be approved by plurality vote or the affirmative vote of a specified percentage of the voting power present with respect to such matter, broker non-votes with respect to these proposals will not effect the outcome of the voting.

                 Voting  Shares   represented   by  all  properly
            executed proxies received in time for the Meeting will be voted at the Meeting. A proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Unless revoked, the proxy will be voted as specified and, if no specifications are made, will be voted in favor of the proposed nominees and the proposals described herein.

                 Management is unaware  of  any matter for action
            by  shareholders  at  the  Meeting  other   than  the
            election of directors and the other proposals described herein. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the Meeting. It is the intention of the persons named therein to vote in accordance with their best judgment on any such matter.

            Shareholder Nominations and Proposals

                 In connection with  the  Company's  1996  annual
            shareholders' meeting, the Nominating Committee of the Board of Directors will consider director candidates suggested by shareholders, who should advise the Secretary of the Company in writing at any time prior to November 25, 1995 and include sufficient biographical information to permit appropriate evaluation. In order to be considered for inclusion in the Company's 1996 proxy materials pursuant to the proxy rules of the Securities and Exchange Commission, shareholder proposals must be received by the Company on or before November 25, 1995.


                               By Order of the Board of Directors



                                               Harvey P. Perry
                                                  Secretary

            Dated:  March 24, 1995

                                     PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        CENTURY TELEPHONE ENTERPRISES, INC.

     The undersigned hereby constitutes and appoints Clarke M. Williams or Glen F. Post, III, or either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to cast the number of votes attributable to all of the shares of common stock and voting preferred stock (collectively, the "Voting Shares") of Century Telephone Enterprises, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 11, 1995, and at any and all adjournments thereof (the "Meeting").

.   To elect five Class I Directors.

    FOR [ ] all nominees listed           WITHHOLD AUTHORITY [ ] to vote for
            below (except as                                     all nominees
            marked to the contrary                               listed below
            below)

    INSTRUCTIONS:   To withhold authority to vote for any individual nominee,
                    strike a line through the nominee's name in the list below:


        William R. Boles, Jr.      W. Bruce Hanks        C. G. Melville, Jr.

                    Glen F. Post, III          Clarke M. Williams

. Proposals described in the Proxy Statement for the Meeting to amend the Company's articles of incorporation:


    Amendment Proposal 1 - to increase
      the Company's authorized common
      stock                               [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    Amendment Proposal 2A - to clarify
      the definition of Related Person    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    Amendment Proposal 2B - to clarify
      the definition of Business
      Combinations                        [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    Amendment Proposal 3A - to add a
      new article regarding directors'
      qualifications                      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    Amendment Proposal 3B - to clarify
      the Board's authority to limit
      management's liability              [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    Amendment Proposal 3C - to delete
      a provision mandating the use
      of stock certificates               [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


                                (Please See Reverse Side)

    Amendment Proposal 3D - to define
      total voting power                  [ ] FOR    [ ] AGAINST    [ ] ABSTAIN
    Amendment Proposal 3E - to define
      capital stock                       [ ] FOR    [ ] AGAINST    [ ] ABSTAIN


. Proposal to approve the Company's 1995 Incentive Compensation Plan described in the Proxy Statement for the Meeting.

            [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

. In their discretion to vote upon such other business as may properly come before the Meeting.

The Board of Directors recommends that you vote FOR the nominees and the proposals listed above. This Proxy will be voted as specified. If no specific directions are given, all of the votes attributable to your voting shares will be voted for the nominees and the proposals.




  ____________________  ___________________________________
        DATE                     NAME (PLEASE PRINT)


  _________________________________________        Please sign exactly as name
               SIGNATURE                           appears on the certificate
                                                   or certificates representing
                                                   shares to be voted by this
  _________________________________________        proxy.  When signing as
  ADDITIONAL SIGNATURE (IF JOINTLY HELD)           executor, administrator,
                                                   attorney, trustee or
                                                   guardian, please give full
                                                   title as such.  If a
                                                   corporation, please sign in
                                                   full corporate name by
                                                   president or other
                                                   authorized officer.  If a
                                                   partnership, please sign in
                                                   partnership name by
                                                   authorized persons.